UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2013 (July 25, 2013)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy Midlothian, Texas	76065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company held its Annual Meeting of Shareholders on July 25, 2013. There were 26,216,525 eligible votes, with 24,520,262 votes being cast, or 93.53%.

(b)	Proxies for the meeting were solicited pursuant to Regulation 14A; there was no solicitation in opposition to management’s nominees for directors listed in the Proxy Statement and all such nominees were elected.

1.	The following directors were elected:

Nominees for Director	Votes Cast for	Votes Withheld	Broker Non-Votes
Kenneth G. Pritchett	20,947,911	275,599	3,296,752
Michael J. Schaefer	21,027,853	195,657	3,296,752
James C. Taylor	20,468,920	754,590	3,296,752

The following directors’ terms of office as director continued after the Annual Meeting of Shareholders:

Irshad Ahmad; Frank D. Bracken; Godfrey M. Long, Jr.; Thomas R. Price; Alejandro Quiroz;

and Keith S. Walters.

2. Selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2014.

For	Against	Abstain
24,282,443	198,801	39,018

3. To approve a non-binding advisory vote on executive compensation.

			Broker
For	Against	Abstain	Non-Votes
20,381,801	754,541	87,168	3,296,752

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

Date: July 26, 2013	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer